UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

MATINAS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware		46-3011414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1545 Route 206 South, Suite 302 Bedminster, New Jersey	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 443-1860

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 29, 2015, Matinas BioPharma Holdings, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aquarius Biotechnologies, Inc., a Delaware corporation (“Aquarius”), Saffron Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”) and J. Carl Craft, as the stockholder representative. Aquarius is a clinical-stage biopharmaceutical company focused on the development and commercialization of new drugs using its innovative drug delivery platform with an initial focus on developing drugs with application in infectious diseases. The Aquarius drug delivery platform is based on its proprietary cochleate technology. Aquarius’ lead product candidate is an application of cochleate technology to a broad spectrum anti-fungal drug called amphotericin B, for which Aquarius has completed its single-does Phase 1 study.

The merger contemplated by the Merger Agreement (the “Merger”) became effective on January 29, 2015, following the satisfaction or waiver of the conditions described in the Merger Agreement, including approval of the transaction by 100% of Aquarius’ stockholders pursuant to the Merger, the Merger Sub merged with and into Aquarius, with Aquarius surviving the Merger as a wholly-owned subsidiary of the Company. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

At the effective time of the Merger, each issued and outstanding share of Aquarius’ common stock (including each share of Aquarius’ common stock underlying outstanding convertible notes, which shares were deemed issued and outstanding at the effective time) was converted into and the right to receive an amount, without interest, equal to the per share merger consideration, which is the sum of the per share closing consideration and the per share milestone consideration, and each share of Aquarius’ common stock held in treasury was cancelled and extinguished without any payment or distribution. Pursuant to the terms of the Merger Agreement, the Company is obligated to issue an aggregate of up to 5,000,000 shares of the Company’s common stock, par value $0.0001 per share stock (the “Common Stock”) at closing, subject to adjustment as set forth in the Merger Agreement. At closing, the Company issued 4,608,020 shares (the “Closing Shares”) of the Company’s Common Stock as closing consideration. The number of Closing Shares may be adjusted after the closing under the terms of the Merger Agreement but in no event shall the number of Closing Shares exceed 5,000,000 shares of the Company’s Common Stock. In addition, subject to the Company’s right of setoff for indemnification claims, the Company may issue up to an additional 3,000,000 shares (the “Additional Shares”) of Common Stock upon the achievement of certain milestones. The milestone consideration consists of (i) 1,500,000 shares issuable upon the dosing of the first patient in a phase III trial sponsored by the Company for a product utilizing Aquarius’ proprietary drug cochleate technology and (ii) 1,500,000 shares issuable upon FDA approval of the first NDA submitted by the Company for a product utilizing Aquarius’ proprietary drug cochleate technology.

As of the effective time of the Merger, following the issuance of the Closing Shares, the former Aquarius stockholders collectively own approximately 8% of the aggregate number of shares of the Common Stock outstanding (on a fully diluted basis), and the stockholders of the Company as of immediately prior to the Merger (the “Company Stockholders”) own approximately 92% of the aggregate number of shares of the Common Stock outstanding (on a fully diluted basis). These percentage figures figures do not take into account the potential issuance of the additional shares or the potential effect of indemnification claims.

Under certain limited circumstances, the Company will be required to transfer Aquarius’ cochleate technology back to the former shareholders of Aquarius. This transfer would be required under the Merger Agreement in the event the following conditions are met: (i) no milestone events have occurred on or before the two-year anniversary of the effective time of the Merger (the “Transfer Date”), (ii) during such period the Company shall have discontinued efforts to develop or commercialize the cochleate technology (as conclusively demonstrated by Company’s omission of the cochleate technology in at least two consecutive royalty, progress and payment reports delivered to Rutgers pursuant to the license agreement entered into between Aquarius and Rutgers) and (iii) as of the Transfer Date, no unresolved indemnification claims for the Company and its indemnified parties are pending. If the foregoing conditions are met, the Company would transfer the cochleate technology to the stockholder representative or to a newly formed entity as directed by the stockholder representative (in either case for the benefit of the former Aquarius stockholders) following receipt of any necessary third party consents required for the transfer, which the Company shall use its commercially reasonable efforts to obtain.

The foregoing descriptions of the Merger Agreement and Merger are not complete and are qualified in their entirety by reference to the Merger Agreement, which is filed herewith as Exhibit 2.1, and is incorporated herein by reference.

The Merger Agreement has been filed as an exhibit to this current report on Form 8-K to provide the Company’s stockholders with information regarding its terms. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules delivered by the parties in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties contained in the Merger Agreement were made as of a specified date; may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement; and may be subject to contractual standards of materiality different from what might be viewed as material to the Company Stockholders. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by the Company Stockholders or any other persons as characterizations of the actual state of facts and circumstances of the Company.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Merger was consummated on January 29, 2015. The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

At the effective time of the Merger, the Company issued the Closing Shares and in the future may issue the Additional Shares upon the achievement of certain milestones. The number of shares to be issued, the nature of the transaction and the nature and amount of consideration received by the Company are described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 3.02.

The shares issued, or to be issued, by the Company in the Merger will be issued in a private placement exempt from registration under Section 4(a)(2) of the Act, because the offer and sale of such securities does not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements were met.

Item 7.01	Regulation FD Disclosure.

In addition, on January 30, 2015, the Company made available on its website the updated corporate presentation included as Exhibit 99.2 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibits 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(a) Financial statements of business acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that the initial report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that the initial report on Form 8-K must be filed.

(d) Exhibits

Exhibit	Description
2.1	Agreement and Plan of Merger dated as of January 29, 2015, by and among Matinas BioPharma Holdings, Inc., Saffron Merger Sub, Inc., Aquarius Biotechnologies, Inc. and J. Carl Craft, as the stockholder representative.
99.1 99.2	Press Release dated January 30, 2015. Corporate Presentation, as of January 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATINAS BIOPHARMA HOLDINGS, INC.

Date: January 30, 2015	/s/ Roelof Rongen
Roelof Rongen, President and Chief Executive Officer